EXHIBIT 99.1

ELINEAR ANNOUNCES ITS INTENTION TO LIQUIDATE UNDER THE U.S. BANKRUPTCY CODE; CESSATION OF TRADING ON AMERICAN STOCK EXCHANGE

HOUSTON-- (BUSINESS WIRE) - September 18, 2006— eLinear, Inc. (AMEX: ELU) (“Company”) today announced that on September 15, 2006, it filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, seeking relief under Chapter 7 of the United States Code. An order for relief was entered on September 15, 2006. The proceeding has been assigned Case No. 06-34810-H5-7. On September 19, 2006, the Company shall cease to trade on the American Stock Exchange. The Company is not aware if its securities will trade on, or if a market will be made in, the over the counter market.

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements. These statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expected. For additional information about eLinear please visit www.elinear.com or www.sec.gov. eLinear undertakes no obligation to update any forward-looking statement that may be made from time to time by or on behalf of the company, whether as a result of new information, future events or otherwise.

For Further Information:

Carl A. Chase
eLinear Solutions
Phone: (713) 896-0500
e-mail: investorrelations@elinear.com